W.G. TIMMINS

1016-470 Granville Street

Tel/Fax:604-682-5281

CONSENT OF AUTHOR

To:	United States Securities and Exchange Commission

I, William G. Timmins, P.Eng. do hereby consent to the filing, with the regulatory authorities referred to above, of the technical report titled “Geology Report on Carter 1 Claim” dated February, 2006 (the “Technical Report”) and to the written disclosure of the Technical Report and of extracts from or a summary of the Technical Report in the written disclosure in any Offering Memorandum, other offering documents, or an Annual Information Form of Bywater Resources Inc.

I hereby certify that I have read Bywater’s Form SB-2 and I do not have any reason to believe that there are any misrepresentations in the information derived from the Technical Report in the written disclosure in the Offering Memorandum, other offering documents, or an Annual Information Form of Bywater Resources Inc.

I hereby consent to the use of my name as a consultant to the Company.

Dated: July 19, 2006

/s/ William G. Timmins

WILLIAM G. TIMMINS